Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-144978 on Form F-3 of Vodafone Group Plc of our report dated March 12, 2010 (June 1, 2010 as to Note 14) relating to the consolidated financial statements of Cellco Partnership d/b/a Verizon Wireless appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2010.
/s/ Deloitte & Touche LLP
New York, New York
June 1, 2010